Exhibit 10.1

AMENDMENT NO. 1 TO SENIOR PROMISSORY NOTE

THIS AMENDMENT NO. 1 TO SENIOR PROMISSORY NOTE (this “Amendment”), dated as of September 25, 2020 (the “Effective Date”), is entered into by and between Cohen & Company Inc., a Maryland corporation (the “Company”), and the EBC 2013 Family Trust (the “Noteholder”). Capitalized terms used herein but otherwise not defined shall have the meanings ascribed to such terms in the Note (as defined below).

RECITALS:

WHEREAS, on September 25, 2019, the Company issued to the Noteholder that certain Senior Promissory Note in the aggregate principal amount of $2,400,000 (the “Note”); and

WHEREAS, in accordance with Section 8(e) of the Note, the Company and the Noteholder desire to amend the Note to extend the Maturity Date from September 25, 2020 to September 25, 2021 pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.          Amendment to Section 2(a) of the Note. Effective as of the Effective Date, Section 2(a) of the Note is hereby deleted in its entirety and replaced with the following language:

“(a)      Maturity. The unpaid principal amount and all accrued interest hereunder shall be due and payable in full on September 25, 2021 (the “Maturity Date”).”

2.          No Other Changes. Except as expressly amended by this Amendment, all of the terms and conditions of the Note shall continue in full force and effect and shall be unaffected by this Amendment.

3.          Amendment. This Amendment may not be amended or modified except by a written agreement executed by the Company and the Noteholder.

4.          Governing Law. THIS AMENDMENT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES OR THE CONFLICTS OF LAW PRINCIPLES OF ANY OTHER STATE IN EITHER CASE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.

5.          Headings. The sections and other headings contained in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

6.          Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Company and the Noteholder and their respective heirs, successors and permitted assigns.

7.          Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument

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IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Senior Promissory Note as of the date first written above.

COMPANY:

COHEN & COMPANY INC.

By:	/s/ Joseph W. Pooler, Jr.
Name:	Joseph W. Pooler, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

NOTEHOLDER:

EBC 2013 FAMILY TRUST

By:	/s/ Daniel G. Cohen
Name:	Daniel G. Cohen
Title:	Trustee

By:	/s/ Raphael Licht
Name:	Raphael Licht
Title:	Trustee

By:	/s/ Jeffrey D. Blomstrom
Name:	Jeffrey D. Blomstrom
Title:	Trustee